Exhibit 99.1

Red Cat Holdings Announces Appointment Of Allan Evans As Chief Operating Officer

HUMACAO, Puerto Rico, June 4, 2021 /PRNewswire/ -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat'' or the "Company"), a hardware enabled software provider to the drone industry, announced that Dr. Allan Evans, Chief Executive Officer of Fat Shark Holdings, Ltd. (“Fat Shark”), a wholly owned subsidiary, will transition to the role of Chief Operating Officer of Red Cat, where he will oversee operations for all four subsidiaries.

"I am excited to join Red Cat’s executive management team as Chief Operating Officer. My efforts will focus on strategic planning, coordination, and execution of our company’s future direction,” stated Dr. Evans. “Our strategy is to maintain the organic growth and profitability of our well established consumer brands and services, while cultivating the potential of our enterprise services that aim to empower individuals and organizations to easily manage and utilize fleets of drones.”

“Allan is one of the most knowledgeable and competent experts and engineers in the drone industry.” stated Jeff Thompson, CEO of Red Cat. “We are thrilled to have Allan assume this new role. As a highly trained engineer and executive we are fortunate to have Allan leading our efforts into the future of UAV drone technology.”

Dr. Evans is a serial entrepreneur with a history of founding and leading technology innovation. He has served as CEO of Fat Shark since 2017 and has more than a decade's worth of experience in design, engineering, and emerging technologies. From August 2017 to October 2020, Dr. Evans served as a board member for Ballast Technologies, a company that specializes in technology for location-based entertainment. In November 2012, he co-founded Avegant, a company focused on developing next-generation display technology to enable previously impossible augmented reality experiences. He led design, development, and initial production of the glyph head mounted display and oversaw technology research and patent strategy while serving as Chief Technology Officer of Avegant until 2016.

Dr. Evans holds a PhD and M.S. degree in electrical engineering from the University of Michigan and a B.S. degree from Michigan State University. Dr. Evans has 38 total patents that cover a range of technologies from implantable medical devices to mixed reality headsets. Academically, his work has an h-index of 14, an i-index of 24, and has been cited in almost 800 publications. He has extensive experience with new technologies, engineering, business development, and corporate strategy and his expertise in these areas strengthens the collective knowledge and capabilities of the management team.

About Red Cat Holdings, Inc.

Red Cat provides products, services and solutions to the drone industry through its four wholly owned subsidiaries. Fat Shark Holdings is the leading provider of First Person View (FPV) video goggles to the drone industry. Rotor Riot, LLC is a leader in the sale of FPV drones and equipment, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. Rotor Riot enjoys high visibility in social media through its Facebook page and its sponsorship of a professional drone racing team which has won numerous championships. Skypersonic provides software and hardware solutions that enable drones to complete inspection services in locations where GPS is not available, yet still record and transmit data even while being operated from thousands of miles away. Red Cat Propware is developing a Software-as-a-Solution ("SaaS") platform to provide drone flight data analytics and storage, as well as diagnostic products and services. Learn more at https://www.redcatholdings.com/.

Forward Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

Chad Kapper

Phone: (818) 906-4701

E-mail: Investors@redcat.red

Website: https://rotorriot.com

Investor Relations Contact

Bruce Haase

RedChip Companies

Phone: (407) 712-8965

Email: bruce@redchip.com